As filed with the Securities and Exchange Commission on November 1, 2012

Registration No. 333-129842

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8

ON

FORM S-1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7373	98-0216911
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

900 East Main Street, Suite T

Easley, South Carolina 29640

(864) 855-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of Communications to:

David B. Dechant Treasurer and Chief Financial Officer Computer Software Innovations, Inc. 900 East Main Street, Suite T Easley, South Carolina 29640 (864) 855-3900	William L. Pitman, Esq. Smith Moore Leatherwood LLP The Leatherwood Plaza 300 East McBee Avenue, Suite 500 Greenville, South Carolina 29601 (864) 240-2494
(Name, Address and Telephone Number of Agent For Service)

Approximate Date of Commencement of Proposed Sale to the Public: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 8 on Form S-1 (this “Post-Effective Amendment”) to the Registration Statement on Form SB-2 (File No. 333-129842) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on November 21, 2005 by Computer Software Innovations, Inc. (the “Company”) and declared effective on February 14, 2006, is being filed to terminate the Registration Statement and deregister all unsold securities of the Company that were registered under the Registration Statement. Pursuant to the Registration Statement, 13,252,672 shares of common stock, $0.001 par value, underlying certain warrants and convertible preferred stock held by a major stockholder (the “Shares”) were registered for resale. The Company’s obligations under the registration rights agreement with such stockholder terminated on or about February 10, 2010. The Company hereby removes from registration by means of this Post-Effective Amendment any Shares that remain unsold under the Registration Statement as of the date hereof.

The Company is terminating the Registration Statement and deregistering all remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easley, State of South Carolina, on November 1, 2012.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Nancy K. Hedrick
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy K. Hedrick Nancy K. Hedrick	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2012

/s/ David B. Dechant David B. Dechant	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 1, 2012

/s/ Anthony H. Sobel Anthony H. Sobel	Chairman, Director	November 1, 2012

/s/ Shaya Phillips Shaya Phillips	Director	November 1, 2012

/s/ Jeffrey A. Bryson Jeffrey A. Bryson	Director	November 1, 2012

/s/ Thomas P. Clinton Thomas P. Clinton	Senior Vice President of Strategic Relationships and Director	November 1, 2012